Exhibit 99.1

AGREEMENT

This Agreement, dated March 18, 2016 (this “Agreement”), is by and among each of the persons listed on Schedule A (collectively, the “Lucus Group”) and Capital Senior Living Corporation (the “Company”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Lucus Group Voting and Related Items. Upon execution of this Agreement, the Lucus Group hereby irrevocably: (i) agrees not to, directly or indirectly, nominate any person for election at the Company’s 2016 Annual Meeting of its stockholders (the “2016 Annual Meeting”), submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, or initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting and (ii) agrees to appear in person or by proxy and cause all shares of Company common stock (“Common Stock”) over which it has the right to vote or direct the voting to be present for quorum purposes and voted (or consent to be given (if applicable)), in each case, at the 2016 Annual Meeting or at any special meeting of the stockholders of the Company that may be held prior to the Expiration Date, (w) in favor of all nominees recommended by the board of directors of the Company (the “Board”), (x) against any nominees for director not recommended by the Board, (y) against any stockholder proposals to remove any director and (z) in favor of (A) the Company’s “say-on-pay” proposal and (B) the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm. The Lucus Group shall, and shall cause its Affiliates to, take each of the required actions (or refrain from taking each of the prohibited actions) set forth in this Section 1, as applicable, and shall not publicly or privately encourage or support any other stockholder of the Company to take any action in violation of this Section 1.

2. Board Matters. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, the Board and the Company shall work in good faith and each shall use their commercially reasonable efforts to identify and appoint to the Board no later than the conclusion of the 2016 Annual Meeting a new independent (pursuant to NYSE standards) director (hereinafter, the “New Director”). The New Director shall be included in the Company’s proxy statement relating to the 2016 Annual Meeting as a nominee for director in the class of directors with terms that will expire at the Company’s 2019 Annual Meeting of its stockholders, such proxy statement to include no more than three nominees for election as directors at the 2016 Annual Meeting. In connection with the 2016 Annual Meeting, the Company will (i) nominate the New Director for election as a director of the Company, (ii) recommend that the Company’s stockholders vote in favor of the election of the New Director, (iii) use commercially reasonable efforts to cause the election of the New Director (including supporting the New Director for election in a manner no less rigorous than the manner in which the Company supports all other director nominees), and (iv) solicit proxies in favor of the New Director and cause all Voting Securities represented by proxies granted to it (or any of its officers, directors or representatives) to be voted in favor of the New Director. Upon becoming a member of the Board, the New Director shall have the same rights and benefits as any other Board member and shall be subject to the same duties, protections and policies of the Company that are applicable to all members of the Board. Furthermore, the New Director shall be considered by the Nominating Committee for inclusion on committees of the Board in good faith in a manner consistent with other members of the Board, in accordance with past practice, for which purpose his or her qualifications and experience shall be reasonably considered. The Nominating Committee will lead the search for the New Director and will consider in good faith up to two candidates proposed by the Lucus Group (any candidate proposed by the Lucus Group, a “Lucus Candidate”). The Nominating Committee will evaluate and give due consideration to all candidates considered for appointment as the New Director, including the Lucus Candidates, consistent with the Nominating Committee’s fiduciary duties under applicable law, and, in good faith, the Chair of the Nominating Committee shall consult with Schuster Tanger (“Tanger”) and keep Tanger reasonably updated throughout the search process described herein (including, without limitation, by providing the names of any candidates that are formally considered by the Nominating Committee for selection as the New Director nominee following the date hereof). Tanger shall be entitled, upon reasonable advance notice and during normal business hours, to have a reasonable number of meetings (in person or telephonic) with the Chair of the Nominating Committee to discuss the proposed candidates prior to the final selection of the New Director; provided, that the Nominating Committee shall have the ultimate discretion to select the New Director.

3. Standstill. From the date of this Agreement to the Expiration Date (the “Restricted Period”), the Lucus Group shall not, and shall cause its Affiliates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its or their behalf, as applicable, not to, in any way, directly or indirectly (in each case except as expressly permitted by this Agreement):

(a)

engage in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or in any referendum (whether binding or otherwise) of stockholders of the Company or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents or in any such referendum other than at the Board’s direction, or encourage, assist, advise or influence any other person or assist any third party in so encouraging, assisting, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority in any such solicitation of proxies, consents or other authority or any such referendum other than consistent with the Board’s recommendation in connection with such matter, or publicly disclose how it intends to vote or act on any such matter; provided, however, that the Lucus Group may publicly disclose how it intends to vote (i) in any such proxy solicitation or referendum if and solely to the extent required by applicable subpoena, legal process, or other legal requirement (except for such requirement that arises as a result of the actions of the Lucus Group otherwise in violation of this Section 3) or (ii) with respect to any Extraordinary Transaction (as defined below) that has already been publicly announced by or on behalf of the Company;

(b)	form or join or in any way participate in any “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Voting Securities, other than solely with the Lucus Group and its Affiliates and Associates;

(c)	effect or seek to effect, whether alone or in concert with others, any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or a majority of its securities or a majority of its assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Lucus Group from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); or take any action, alone or in concert with others, in support of or make any proposal or request that constitutes: (i) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or (except as provided in Section 2 above) to fill any vacancies on the Board, (ii) any material change in the capitalization or dividend policy of the Company, or (iii) any other material change in the Company’s executive management, business, corporate strategy or corporate structure;

(d)	enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of the Lucus Group, with respect to Voting Securities now or hereafter owned by it;

(e)	institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise) other than as may be necessary to enforce the terms of this Agreement;

(f)	enter into or maintain any economic, compensatory, pecuniary or other arrangements with any director or nominee for director of the Company;

(g)	enter into any discussions, negotiations, agreements or understandings with any third party with respect to any of the foregoing, or advise, assist, intentionally encourage or seek to persuade any third party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;

(h)	seek to call, or request the call of, a special meeting of the stockholders or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company;

(i)	make any request or submit any proposal to amend or waive any of the terms of this Agreement, in each case, which would reasonably be expected to result in a public announcement or public disclosure of such request or proposal; or

(j)	other than in sale transactions on the NYSE or through a broker or dealer where the identity of the purchaser is not known, sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that either (i) has filed a Schedule 13D with respect to the Company or (ii) has run (or publicly announced an intention to run) a proxy contest or consent solicitation with respect to another company in the past three years (but, in the case of this clause (ii), only if the Lucus Group knows, after reasonable inquiry, that the third party has, or will as a result of the transaction have, beneficial ownership of more than 5% of the Common Stock).

The Lucus Group, jointly and severally, agrees to be responsible for any action or omission by any of the following that would constitute a breach of this Agreement if directly or indirectly taken or omitted by the Lucus Group: any consultants, agents, representatives, attorneys and advisors of the Lucus Group, to the extent such persons are directly or indirectly acting on behalf of the Lucus Group.

The restrictions set forth above in this Section 3 shall not apply for the duration of any period that the Company is not in material compliance with its obligations under Section 2, Section 6 or Section 16 of this Agreement.

4. Representations and Warranties of All Parties; Representations and Warranties of the Lucus Group. Each of the parties represents and warrants to the other party that: (a) such party has all requisite corporate or limited liability company power (or legal capacity, as applicable) and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (d) there is currently no pending or outstanding litigation between the Lucus Group and the Company or any of its subsidiaries. The Lucus Group hereby represents and warrants to the Company that as of the date hereof, (i) the Lucus Group beneficially owns in the aggregate 1,878,829 shares of Common Stock, (ii) neither the Lucus Group nor any of its Affiliates is a party to any swap or hedging transactions or other derivative agreement of any nature with respect to the Voting Securities; and (iii) neither the Lucus Group nor any of its Affiliates is a member of a “group” with any person or entity outside of the Lucus Group within the meaning of Section 13(d) of the Exchange Act.

5. Remedies; Forum and Governing Law. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies that any other party shall be entitled to at law or equity, such other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

6. Press Release; Non-Disparagement. The parties agree that the Company and the Lucus Group shall jointly issue a press release no later than two (2) business days following the execution of this Agreement announcing the entry into this Agreement, in the form attached hereto as Exhibit A, and none of the parties to this Agreement shall issue any other press release with respect to the matters specified herein. During the Restricted Period, each party hereto agrees that it will not, and will cause its Affiliates, Associates, directors, officers and employees not to, and will direct its agents, representatives, attorneys and advisors not to make, or cause to be made, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, impugns or is reasonably likely to damage the reputation of, (i) in the case of statements or announcements made by the Lucus Group, the Company or any of its current or former officers, directors or employees or (ii) in the case of statements or announcements made by the Company, the Lucus Group or any of its current of former officers, directors, partners, employees or advisors, in each of the cases in clauses (i) or (ii), in any public communication or in any communication that would reasonably be expected to enter the public domain. The foregoing shall not restrict the ability of any person to (i) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or (ii) make private statements to directors of the Board in a manner in which public dissemination of such statements would not be reasonably anticipated.

7. Definitions. As used in this Agreement, the term (a) “person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other legal entity of any kind or structure; (b) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include persons who become Affiliates of any person subsequent to the date of this Agreement; (c) “Associate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include persons who become Associates of any person subsequent to the date of this Agreement; (d) “Voting Securities” shall mean the shares of the Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed; (f) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; (g) “Expiration Date” means the date that is the earlier of (i) thirty (30) days prior to the last date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the Company’s 2017 Annual Meeting of stockholders and (ii) ninety (90) days prior to the first anniversary of the date of the 2016 Annual Meeting; and (h) “Extraordinary Transaction” shall have the meaning set forth in Section 3(c) of this Agreement.

8. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9. Further Assurances. From and after the execution of this Agreement until the Expiration Date the parties shall cooperate with each other in good faith in order to implement and carry out the intent of this Agreement.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

11. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

Attention:    David R. Brickman

                    Senior Vice President, Secretary and

                    General Counsel

Email:         dbrickman@capitalsenior.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:    Robert B. Schumer

                    Jeffrey D. Marell

Email:         rschumer@paulweiss.com

                    jmarell@paulweiss.com

If to the Lucus Group:

Lucus Advisors LLC

80 Broad Street, Suite 2502

New York, New York 10004

Attention:    Schuster Tanger

Email:         schuster.tanger@lucusadvisors.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention:    Richard J. Birns

Email:         rbirns@gibsondunn.com

12. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13. Counterparts. This Agreement may be executed in two or more counterparts (and may be delivered in portable document format (.pdf)), all of which together shall constitute a single agreement.

14. Successors and Assigns. This Agreement shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.

15. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

16. Fees and Expenses. The Company shall reimburse the Lucus Group for all reasonable and documented out-of-pocket costs, fees and expenses incurred and paid by the Lucus Group in connection with the negotiation, drafting and execution of this Agreement. In no event shall (x) the costs, fees and expenses to be paid or reimbursed by the Company pursuant to this Section 16 exceed $40,000 or (y) any member of the Lucus Group be required to provide to the Company any documentation, such as certain details of invoices for legal services, to the extent the provision of which could would, upon the advice of outside legal counsel, reasonably be expected to result in a waiver of the attorney-client privilege. Except as provided in this Section 16, neither the Company, on the one hand, nor the Lucus Group, on the other hand, will be responsible for any costs, fees or expenses of the other in connection with this Agreement.

17. Interpretation and Construction. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ Lawrence A. Cohen
Name: Lawrence A. Cohen Title: CEO

[Signature Page to Agreement between Lucus Group and Capital Senior Living Corporation]

Accepted and agreed as of the date first written above:

LUCUS ADVISORS LLC

By:	/s/ Schuster Tanger
Name: Schuster Tanger
Title: Managing Member

RADIX PARTNERS LLC

By:

	By:	/s/ Schuster Tanger
Name: Schuster Tanger
Title: Managing Member

HCRE SPECIAL INVESTMENT

By:	Radix Partners LLC,
its managing member

	By:	/s/ Schuster Tanger
Name: Schuster Tanger
Title: Managing Member

JOSHUA PACKWOOD

/s/ Joshua Packwood
Joshua Packwood

SCHUSTER TANGER

/s/ Schuster Tanger
Schuster Tanger

[Signature Page to Agreement between Lucus Group and Capital Senior Living Corporation]

Schedule A

Lucus Advisors LLC

Radix Partners LLC

HCRE Special Investment LLC

Schuster Tanger

Joshua Packwood

Exhibit A

Press Release

(See attached.)

FOR IMMEDIATE RELEASE

CAPITAL SENIOR LIVING CORPORATION AND LUCUS ADVISORS LLC REACH AGREEMENT

DALLAS – March 21, 2016 – Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the nation’s largest operators of senior living communities, and Lucus Advisors LLC (“Lucus”), an investment management firm overseeing funds including Red Alder Master Fund, LP, today announced that they have reached an agreement in connection with the Company’s 2016 annual meeting of stockholders.

Under the terms of the agreement, the Company has agreed to appoint a new, independent Board member. The Company will consult with Lucus on the appointment and Lucus will propose up to two candidates for inclusion in the Company’s selection process, who will be given due consideration as the Board exercises its discretion in selecting such new independent director.

Lawrence A. Cohen, Chief Executive Officer and a director of the Company, stated, “The Board of Directors of Capital Senior Living Corporation regularly reviews the composition of our Board with the goal of adding new perspectives for the benefit of all of our stockholders. We are confident that a new, independent director will be a valuable addition to our highly qualified and engaged Board of Directors as we continue to successfully execute our differentiated business strategy and substantially grow in all of our key metrics. We share Lucus’s desire to maximize shareholder value and look forward to working productively with Lucus and our other shareholders to do so.”

“We are pleased to have reached an agreement with Capital Senior Living Corporation,” said Schuster B. Tanger, Managing Member of Lucus Advisors LLC. “The Company’s cash flow growth, EBITDAR margins and occupancy, and other key metrics, are among the best in the industry, and we look forward to continuing to work with the Company to enhance value for all of the Company’s stockholders. We support management’s commitment to operational excellence, and are confident that the new independent board member will be a strong addition to the Board who will support the Company in achieving its substantial potential.”

The Company’s Board will present its recommended slate of director nominees in the Company’s definitive proxy statement and other materials, to be filed with the SEC and mailed to all stockholders eligible to vote at the 2016 Annual Meeting, which has yet to be scheduled.

The agreement between Capital Senior Living and Lucus includes customary standstill and voting commitments. The full agreement between the Company and Lucus will be included as an exhibit to a Current Report on Form 8-K and filed by the Company with the Securities and Exchange Commission.

About Capital Senior Living

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating strategy is to provide value to residents by providing quality senior living services at reasonable prices. The Company’s communities emphasize a continuum of care, which integrates independent living, assisted living, and home care services, to provide residents the opportunity to age in place. The Company operates 126 senior living communities in geographically concentrated regions with an aggregate capacity of approximately 15,800 residents.

About Lucus Advisors LLC

Lucus Advisors LLC, an SEC-registered investment adviser headquartered in New York, was founded in 2012. Its most well-known offering, Red Alder Master Fund, LP, is an equity multi-strategy hedge fund.

Safe Harbor

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they speak only as of the date of this release, are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information, without limitation, concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, refinancing, community sales, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

Contacts for Capital Senior Living:

Carey P. Hendrickson

Chief Financial Officer

972-770-5600

Or

Meaghan Repko / Dan Moore

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Contacts for Lucus Advisors LLC:

Sloane & Company

Elliot Sloane, 212-446-1860

or

Jaimee Pavia, 212-446-1863